Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K.

Introduction

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and the nine months ended September 30, 2023 present the historical financial statements of XBP Europe and CF Acquisition Corp. VIII (“CF VIII”), adjusted to reflect the Business Combination and its related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of XBP Europe and the historical balance sheet of CF VIII, on a pro forma basis as if the Business Combination, summarized below, had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and for the nine months ended September 30, 2023 combine the historical statements of operations of XBP Europe, including autonomous entity adjustments which are presented separately, and the historical statements of operations of CF VIII for such periods, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited combined financial statements of XBP Europe as of and for the year ended December 31, 2022 and the related notes and the historical unaudited combined financial statements of XBP Europe as of and for the nine months ended September 30, 2023 and the related notes included elsewhere in this Form 8-K; the historical audited consolidated financial statements of CF VIII as of and for the year ended December 31, 2022 and the related notes and the historical unaudited combined financial statements of CF VIII as of and for the nine months ended September 30, 2023 and the related notes included elsewhere in this Form 8-K;

●	the discussion of the financial condition and results of operations of XBP Europe and CF VIII in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of XBP Europe” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CF VIII,” respectively; and

●	other information relating to XBP Europe and CF VIII contained in this Form 8-K, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Description of the Business Combination and Related Transaction

On October 9, 2022, CF VIII, Merger Sub, BTC International and XBP Europe entered into the Merger Agreement. Pursuant to the Merger Agreement, upon the Closing, Merger Sub merged with and into XBP Europe, with XBP Europe surviving as a direct wholly owned subsidiary of CF VIII. As a result of the Merger, (i) each share of capital stock of Merger Sub was automatically converted into an equal number of shares of common stock of XBP Europe, (ii) each share of stock of XBP Europe was cancelled and exchanged for the right to receive a number of shares of CF VIII Class A Common Stock equal to (a) the quotient of (1) (A) the sum of $220,000,000 minus (B) the Company Closing Indebtedness (as defined in the Merger Agreement) divided by (2) $10.00 plus (b) 1,330,650, and (iii) CF VIII amended its charter to, among other matters, change its name to XBP Europe Holdings, Inc. The Sponsor agreed that the 537,500 Placement Shares and 135,000 Placement Warrants it holds will not be sold or transferred until 30 days after Closing, and the Sponsor agreed that the 6,228,000 Founder Shares it holds (of which 733,400 were forfeited upon consummation of the Business Combination) will not be sold or transferred until the earlier of the one year anniversary of the initial business combination and the date on which the Combined Entity completes certain material transactions that result in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Additionally, in accordance with the Ultimate Parent Support Agreement, related party receivable in the amount of $12,148,777 were eliminated at Closing, along with the elimination of related party notes payable in the amount of $11,163,944 and a reduction of related party payables in the amount of $15,796,897, with a corresponding impact to additional paid-in capital. Also, in accordance with the Ultimate Parent Support Agreement, related party payables were further reduced by $4,182,900 in consideration for the issuance of Common Stock to the BTC International Holdings, Inc. (“BTC International”) with a corresponding increase to Common Stock of $418 and additional paid-in capital in the amount of $4,182,482.

The unaudited pro forma condensed combined financial information contained herein reflects consummation of the Business Combination and 36,658 CF VIII Public Shares remained outstanding upon consummation of the Business Combination (after taking into account the 669,661 CF VIII Public Shares validly tendered for redemption in connection with the Business Combination).

CF VIII will be treated as the “acquired” company for financial reporting purposes, as further discussed in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Information.

The following summarizes the actual number of shares of Common Stock outstanding following the consummation of the Business Combination.

Name and Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Exela Technologies, Inc.(1)	21,802,364	72.3%
CFAC Holdings VIII, LLC (2)	7,087,580	23.5%

(1)	Exela Technologies, Inc.’s (“Exela”) wholly owned subsidiary, BTC International, is the record holder of the shares. BTC International is a direct, wholly owned subsidiary of XCV-EMEA, LLC. ETI-XCV, LLC is the sole member of XCV-EMEA, LLC. ETI-XCV Holdings, LLC is the sole member of ETI-XCV, LLC. Exela Technologies, Inc. is the sole member of ETI-XCV Holdings, LLC, and, therefore, is deemed to have beneficial ownership of the shares of CF VIII Common Stock held directly by BTC International. The business address of Exela is 2701 E. Grauwyler Rd., Irving, TX. .

(2)	CFAC Holdings VIII, LLC (the “Sponsor”) is the record holder of the shares. Cantor Fitzgerald, L.P. (“Cantor”) is the sole member of the Sponsor. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM, and is the trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the shares of Common Stock held directly by Cantor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Includes an aggregate of 385,000 shares of Common Stock underlying 135,000 Placement Warrants and 250,000 Forward Purchase Warrants, each of which is exercisable by the Sponsor commencing on the date that is thirty (30) days after consummation of the Business Combination. The business address of the Sponsor is 110 East 59th Street, New York, NY 10022.

The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what XBP Europe’s financial condition or results of operations would have been had XBP Europe operated historically as a company independent of Exela, or if the Business Combination and related transactions had occurred on the dates indicated. The unaudited pro forma combined financial information also should not be considered representative of XBP Europe’s future combined financial condition or combined results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023
(in thousands except share and per share data)

			Actual Redemptions
	As of September 30, 2023				As of September 30, 2023
	CF Acquisition Corp. VIII (Historical)	XBP Europe, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$65	$2,819	$407	(A)	$7,848
			10,000	(B)
			(1,743)	(C)
			(3,700)	(L)
Accounts receivable, net	—	32,454	—		32,454
Inventories, net	—	4,157	—		4,157
Prepaid expenses and other current assets	18	8,793	—		8,811
Related party note receivable	—	13,110	(12,149)	(J)	961
Total current assets	83	61,333	(7,184)		54,231
Non-current assets:
Cash held in Trust Account	7,835	—	(7,835)	(I)	—
Property and equipment, net	—	14,111	—		14,111
Operating lease right-of-use asset	—	8,123	—		8,123
Goodwill	—	21,841	—		21,841
Deferred contract costs	—	1,196	—		1,196
Deferred income tax assets	—	7,456	—		7,456
Other noncurrent assets	—	699	—		699
Total non-current assets	7,835	53,426	(7,835)		53,426

TOTAL ASSETS	$7,918	$114,759	$(15,020)		$107,657

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$14,171	$(560)	(L)	$13,611
Accrued expenses	1,703	25,955	(1,703)	(C)	25,955
Related party payables	—	29,918	—		9,938
			(15,797)	(J)
			(4,183)	(K)
Accrued compensation and benefits	—	15,577	—		15,577
Sponsor loan – promissory notes	9,906	—	(9,906)	(D)	—
Current portion of deferred revenue	—	6,448	—		6,448
Franchise tax payable	40	—	(40)	(C)	—
Customer deposits	—	635	—		635
Current portion of finance lease liabilities	—	546	—		546
Current portion of operating lease liabilities	—	2,162	—		2,162
Current portion of long-term debts	—	3,456	—		3,456
Total current liabilities	11,649	98,868	(32,189)		78,328

Non-current liabilities:
Warrant liability	1,596	—	(1,500)	(E)	96
Forward purchase securities liability	20,050	—	(19,988)	(B)	—
			(63)	(E)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023 — (Continued)
(in thousands except share and per share data)

			Actual Redemptions
	As of September 30, 2023				As of September 30, 2023
	CF Acquisition Corp. VIII (Historical)	XBP Europe, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Related party notes payable		11,164	(11,164)	(J)	—
Long-term debt, net of current maturities	—	13,902	—		13,902
Finance lease liabilities, net of current portion	—	211	—		211
Pension liabilities	—	15,969	—		15,969
Operating lease liabilities, net of current portion	—	5,912	—		5,912
Other non-current liabilities	—	1,517	—		1,517
Total non-current liabilities	21,647	48,675	(32,714)		37,607

TOTAL LIABILITIES	$33,295	$147,543	$(64,903)		$115,936

Stockholders’ Equity (Deficit):
Class A stock subject to possible redemption	7,628	—	(7,628)	(I)	—
Total Stockholders’ Equity (Deficit):	7,628	—	(7,628)		—

STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock	1		0	(B)	2
			0	(G)
			(0)	(I)
			1	(D)
			0	(K)
Class B common stock	—	—	(0)	(G)	—
Additional paid-in capital	329		29,988	(B)	(18,399)
			(30,782)	(F)
			1,563	(E)
			425	(I)

			9,905	(D)

			(1,197)	(L)
			(33,335)	(H)
			525	(J)
			4,182	(K)
Net Parent Investment		(30,782)	30,782	(F)	—
Accumulated other comprehensive income	—	(2,002)	—		(2,002)

Retained earnings / (Accumulated deficit)	(33,335)	—	47,398	(H)	12,120
			(1,943)	(L)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$(33,006)	$(32,784)	$57,512		$(8,278)

TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,918	$114,759	$(15,020)		$107,657

UNAUDITED PRO FORMA CONDENSED COMBINED DETAILED
ADJUSTED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands except share and per share data)

	For the Nine Months Ended September 30, 2023		Actual Redemptions
					For the Nine Months Ended September 30, 2023
	CF Acquisition Corp. VIII (Historical)	XBP Europe, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Total revenues	$—	$125,413			$125,413

Cost of revenues:
Total cost of revenues	—	95,401	—		95,401
Gross margin	—	30,012	—		30,012

Operating expenses:
Sales and marketing	—	24,336	—		24,336
General and administrative	1,709	—	—		1,709
Related party expense	—	3,627	—		3,627
Depreciation and amortization	—	2,951	—		2,951
Administrative expenses – related party	90	—	—		90
Franchise tax expense	160	—	—		160
Total operating expenses	1,959	30,914	—		32,873
Loss from operations:	(1,959)	(902)	—		(2,861)
Interest income on cash and investments held in Trust Account	753	—	(753)	(O)	—
Interest expense on Sponsor Loans and mandatorily redeemable Class A common stock	(789)	—	789	(O)	—
Changes in fair value of warrant liability	(1,417)	—	1,388	(P)	(30)
Changes in fair value of FPS liability	(17,546)	—	17,546	(Q)	—
Interest expense, net	—	(3,705)	—		(3,705)
Related party interest income, net	—	1	—		1
Other income, net	—	589	—		589
Foreign exchange losses, net	—	(411)	—		(411)
Income (loss) before income taxes	(20,957)	(4,428)	18,969		(6,416)
Income tax expense	(67)	(1,523)	—		(1,590)
Net income (loss)	$(21,025)	$(5,951)	$18,969		$(8,007)
Deemed dividends on preferred stock	—	—	—		—
Net income (loss) available to common shareholders	$(21,025)	$(5,951)	$18,969		$(8,007)

Weighted average number of shares of common stock outstanding:

Class A – Public Shares	1,769,140
Class A – Private Placement Shares	4,381,912
Class B – Common stock	2,408,088
Common stock					30,166,102
Basic and diluted net loss per share:
Class A – Public Shares	$(2.46)
Class A – Private Placement Shares	$(2.46)
Class B – Common stock	$(2.46)
Common stock				(S)	$(0.27)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands except share and per share data)

									Actual Redemptions
	For the Fiscal Year Ended December 31, 2022										For the Fiscal Year Ended December 31, 2022
	CF Acquisition Corp. VIII (Historical)	Adjustment to CF Acquisition Corp. VIII (Historical)		Pro Forma CF Acquisition Corp. VIII	XBP Europe, Inc. (Historical)	Autonomous Entity Adjustments		Pro Forma XBP Europe, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Total revenues	—			—	180,492	—		180,492			180,492
				—							—
Cost of revenues:				—							—
Total cost of revenues	—			—	136,787	—		136,787			136,787
Gross margin	—			—	43,705	—		43,705	—		43,705

Operating expenses:
Sales and marketing	—			—	32,956			32,956	—		32,956
General and administrative	2,602			2,602				—	3,700	(R)	6,302
Related party expense				—	8,309	(3,269)	(N)	5,040			5,040
Depreciation and amortization				—	4,390			4,390	—		4,390
Administrative expenses – related party	120			120	—			—			120
Franchise tax expense	163			163	—			—	—		163
Total operating expenses	2,885			2,885	45,655	(3,269)		42,386	3,700		48,971
Income (loss) from operations	(2,885)			(2,885)	(1,950)	3,269		1,319	(3,700)		(5,266)
Interest income on investments held in the Trust Account	1,240			1,240	—			—	(1,240)	(O)	—
Interest expense on Sponsor Loans and mandatorily redeemable Class A common stock	(1,054)	(225)	(M)	(1,279)	—	—		—	1,279	(O)	—
Changes in fair value of warrant liability	5,121			5,121	—	—		—	(5,013)	(P)	108
Changes in fair value of FPS liability	(498)			(498)	—	—		—	498	(Q)	—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022 — (Continued)
(in thousands except share and per share data)

							Actual Redemptions
	For the Fiscal Year Ended December 31, 2022								For the Fiscal Year Ended December 31, 2022
	CF Acquisition Corp. VIII (Historical)	Adjustment to CF Acquisition Corp. VIII (Historical)	Pro Forma CF Acquisition Corp. VIII	XBP Europe, Inc. (Historical)	Autonomous Entity Adjustments	Pro Forma XBP Europe, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Interest expense, net			—	(3,062)	—	(3,062)	—		(3,062)
Related party interest income, net			—	25	—	25			25
Other income, net	579		579	804	—	804	—		1,383
Gain on loan forgiveness			—		—		26,436	(T)	26,436
Foreign exchange losses, net			—	(1,184)	—	(1,184)			(1,184)
Income (loss) before income taxes	2,504	(225)	2,279	(5,367)	3,269	(2,098)	18,260		18,441
Income tax expense	(111)		(111)	(2,562)	—	(2,562)	—		(2,673)
Net income (loss) available to common shareholders	$2,393	$(225)	$2,168	$(7,929)	$3,269	$(4,660)	$18,260		$15,768
Deemed dividends on preferred stock	—		—	—		—	—		—
Net income (loss) available to common shareholders	$2,393	$(225)	$2,168	$(7,929)	$3,269	$(4,660)	$18,260		$15,768

Weighted average number of shares of common stock outstanding:

Class A – Public Shares	17,420,341
Class A – Private Placement Shares	540,000
Class B – Common stock	6,250,000
Common stock									30,166,102
Basic net income per share:
Class A – Public Shares	$0.10
Class A – Private Placement Shares	$0.10
Class B – Common stock	$0.10
Common stock								(S)	$0.52

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments (discussed within the notes below) which reflect the application of the accounting required by GAAP. The Transaction Accounting Adjustments for the Business Combination consist of those necessary to account for the Business Combination. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination, the Forward Purchase Contract and certain other adjustments.

The Business Combination will be accounted for as a reverse capitalization in accordance with ASC 805, Business Combinations (“ASC 805”). Under this method of accounting, CF VIII will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of XBP Europe, with the Business Combination treated as the equivalent of XBP Europe issuing stock for the net assets of CF VIII, accompanied by a recapitalization. The net assets of CF VIII will be stated at historical cost, with no goodwill or other intangible assets recorded.

The determination is primarily based on the evaluation of the following facts and circumstances:

●	BTC International comprising a relative majority of the voting power of the Company;

●	BTC International will have the ability to nominate the majority of the post-Closing board of the Company;

●	Senior management of XBP Europe will comprise the senior management of the Company;

●	Operations of XBP Europe will comprise the ongoing operations of the Company; and

●	XBP Europe is significantly larger than CF VIII in terms of revenue, total assets (excluding cash) and employees.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of XBP Europe and the historical balance sheet of CF VIII, on a pro forma basis as if the Business Combination, summarized below, had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, combine the historical statements of operations of XBP Europe and the historical statements of operations of CF VIII for such periods, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022.

The historical audited and unaudited combined financial statements of XBP Europe have been derived from Exela’s historical accounting records and reflect certain allocation of expenses. All of the allocations and estimates in such financial statements are based on assumptions that Exela’s management believes are reasonable. The historical combined financial statements do not necessarily represent the financial position or results of operations of XBP Europe business had it been operated as a standalone company during the periods or at the dates presented.

For purposes of the preparation of the pro forma financial information, the per-share redemption price was assumed to be approximately $11.11, based on the Trust Account balance on September 30, 2023 of approximately $7.8 million, which was subject to CF VIII’s right to withdraw interest from the Trust Account to pay taxes.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable given the information that is currently available. However, such adjustments are subject to change.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had XBP Europe and CF VIII filed consolidated income tax returns during the periods presented.

Note 2 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)	Represents the release of the restricted cash and cash equivalents held in the Trust Account upon consummation of the Business Combination and related transactions at Closing. After taking into account the redemption of 669,661 shares of CF VIII Class A Common Stock validly tendered for redemption by CF VIII Stockholders in connection with the Business Combination, cash and cash equivalents increased by $407,106 with a corresponding decrease to cash and cash equivalents held in Trust Account. Further, redeemable shares of Class A Common Stock decreased by $7,628,136 as discussed in adjustment (I) below. Please refer to “Basis of Presentation” above for calculations including actual redemptions.

(B)

Represents the issuance of 1,250,000 shares of CF VIII Class A Common Stock in accordance with the Forward Purchase Contract with the Sponsor in exchange for $10,000,000. Accordingly, cash and cash equivalents increased by $10,000,000 with a corresponding increase in CF VIII Class A Common Stock of $125 and $9,999,875 to additional paid-in capital.

In conjunction with the Forward Purchase Contract, CF VIII has also issued 250,000 Warrants to purchase shares of CF VIII Class A Common Stock, the related liability for which is included within warrant liability as discussed in adjustment (E) below. As a result of the issuance of shares, the liability for the Forward Purchase Contract of $20,050,252 will be reclassified with corresponding increase to additional paid-in capital.

(C)	Reflects the settlement of the historical liabilities of CF VIII in the amount of $1,742,927 which were settled at Closing.

(D)	Represents the repayment of the outstanding $9,906,062 balance on the Sponsor loan – promissory notes with the issuance of shares of CF VIII Class A Common Stock. As a result, 990,606 shares of CF VIII Class A Common Stock were issued resulting in an increase in CF VIII Class A Common Stock of $990 and additional paid-in capital of $9,905,071.

(E)

Represents the reclassification of the public warrant liability to equity. Warrant liability was adjusted for (a) reclass to additional paid-in capital in the amount of $1,562,500 which represents the value of the CF VIII Public Warrants as of September 30, 2023 and (b) recording of the warrant liability of $62,500 for the 250,000 Forward Purchase Warrants to purchase shares of CF VIII Class A Common Stock for $11.50 per share which were purchased pursuant to the Forward Purchase Contract (as discussed in adjustment (B)). The Forward Purchase Warrants are liability classified while CF VIII Public Warrants are equity classified. CF VIII Private Warrants in the liability amount of $33,750 have not been adjusted for and remain outstanding.

Under Warrant Agreement, dated March 11, 2023, by and between CF VIII and Continent Stock Transfer &Trust Company, upon certain merger or consolidation events and if a majority of the voting interest is obtained by the purchasing parties via a cash purchase, the holders of the public warrants will also receive cash consideration and be entitled to the same treatment as the holders of common stock. Applicable U.S. GAAP provides that if a change in control provision results in delivery of the same form of consideration as holders of the shares underlying the contract, permanent equity classification would not be precluded.

(F)	This adjustment reflects recapitalization of XBP Europe’s historical equity and issuance of 21,480,431 shares of CF VIII Class A Common Stock (based on Company Closing Indebtedness as of November 24, 2023), which excludes 418,290 shares issued at transaction close in accordance with the Ultimate Parent Support Agreement, as described in adjustment (K).

(G)	Represents the conversion of existing shares of CF VIII Class B Common Stock into shares of CF VIII Class A Common Stock resulting in a $125 increase to CF VIII Class A Common Stock and corresponding decrease to CF VIII Class B Common Stock.

(H)	Represents the elimination of CF VIII’s historical accumulated deficit of $33,335,315.

(I)	Represents the release of the cash and cash equivalents held in the Trust Account upon consummation of the Business Combination at Closing. Based on the actual number of shares validly tendered for redemption in connection with the Business Combination, cash and cash equivalents increased by $407,106, cash held in Trust Account decreased by $7,835,221 and redeemable shares of CF VIII Class A Common Stock decreased by $7,628,136, with a difference in the amount of $224,681 contributed to retained earnings, $424,706 contributed to additional paid-in capital and $4 to CF VIII Class A Common Stock. Please refer to “Basis of Pro Forma Presentation”.

(J)	Represents elimination, as of the date of the Merger Agreement, of the related party note receivable in the amount of $12,148,777, elimination of related party notes payable in the amount of $11,163,944, and a reduction of related party payables in the amount of $15,796,897 with a corresponding impact to additional paid-in capital and gain on loan forgiveness (as discuss in adjustment (T)), as required by the Ultimate Parent Support Agreement.

(K)	In accordance with the Ultimate Parent Support Agreement, related party payables were further reduced by $4,182,900 in consideration for the issuance of 418,290 shares of Common Stock to BTC International with a corresponding increase to Common Stock of $418 and additional paid-in capital in the amount of $4,182,482.

(L)	Represents the payment of $3,699,712 of transaction costs at Closing in connection with the Business Combination. Of the total, $1,196,946 relates to advisory, legal and other fees, which are reflected as equity issuance costs. The remaining amounts of $560,000 and $1,942,755 relate to audit and other fees and are included within accounts payable and accumulated deficit, respectively.

Adjustment to CF VIII Audited Consolidated Statement of Operations for the Nine Months Ended September 30, 2023 and for the Year Ended December 31, 2022

The pro forma adjustments included in the audited consolidated statement of operations for the year ended December 31, 2022 are as follows:

(M)	Represents additional interest expense on Sponsor loan — promissory notes and on mandatorily redeemable Class A Common Stock due to redemption events that took place subsequent to December 31, 2022.

Autonomous Entity Adjustments

(N)	Represents related party management fee charged by the Parent in the amount of $3,626,639 for the year ended December 31, 2022, which is not expected to continue following the closing of the Business Combination, net of $357,475 of incremental expenses for the year ended December 31, 2022, expected to be incurred for transitional services under Annex A of the Services Agreement.

Transaction Accounting Adjustments

(O)	Represents the elimination of investment income on the Trust Account and interest expense on Sponsor loans and mandatorily redeemable Class A Common Stock.

(P)	Represents removal of the mark-to-market activity on the warrant liability associated with the CF VIII Public Warrants. Upon the consummation of the Business Combination, the CF VIII Public Warrants were converted to equity classified warrants, and the CF VIII Private Warrants are expected to remain as liability classified. Accordingly, the change in fair value of the warrant liability increased by $1,387,500 and decrease by $5,013,125 for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively.

(Q)	Represents removal of the mark-to-market activity on the Forward Purchase Contract liability. Upon the consummation of the Business Combination, the Forward Purchase Contract liability will be removed as described in adjustment (B) above.

(R)	Represents the payment of transaction costs at Closing in connection with the Business Combination, computed as total transaction costs impacting the Unaudited Pro Forma Condensed Combined Statement of Operations less the amounts already incurred for the year ended December 31, 2022 and for the nine months ended September 30, 2023.

(S)	Represents the net loss per share calculated using the weighted average shares outstanding and the issuance of additional shares of CF VIII Class A Common Stock in connection with the Business Combination, assuming that the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the annual period presented, the calculation of weighted average shares outstanding for net loss per share assumes that the shares issuable related to the Business Combination have been outstanding for the entire period presented.

(T)	Represents gain on loan forgiveness resulting from the elimination of the related party payables, pursuant to the Merger Agreement.

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Numerator
Pro forma net (loss) attributable to common stockholders, basic and diluted	$(8,006,574)	$15,768,306
Denominator
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	30,166,102	30,166,102
Dilutive potential shares	*	*
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	30,166,102	30,166,102
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.27)	$0.52

The combined financial information has been prepared taking into consideration the actual number of shares of CF VIII Class A Common Stock validly tendered for redemption by CF VIII Stockholders in connection with the Business Combination. The combined financial information also takes into consideration, as of November 29, 2023, the Company Closing Indebtedness and Sponsor loans and out-of-pocket expenses paid at Closing in shares. For the nine months ended September 30, 2023, as XBP Europe was in a net loss, giving effect to outstanding warrants was not considered in the calculation of diluted net loss per share, since the inclusion of such warrants would be anti-dilutive. For the year ended December 31, 2022, as XBP Europe was in a net income in the scenario presented, diluted earnings per share was calculated using the treasury stock method. However, as warrants were considered to be out of the money, no dilutive impact was computed.